      September 8, 1994

VIA FACSIMILE (210) 227-0436 &
OVERNIGHT COURIER

T.C. Management, Inc.
Taco Cabana, Inc.
262 Losoya
Suite 330
San Antonio, Texas 78205

Re:  Taco Cabana Development Agreement
     with Carrols Corporation

Gentlemen:

     The following represents our modification to the terms of that certain letter agreement dated July 1, 1994 (a copy of which is annexed hereto) with respect to the referenced
Development Agreement:

     1. The parties shall attempt in good faith to negotiate the form of License Agreement to be utilized in conjunction with the Development Agreement. In the event the parties have not reached complete agreement as to the form and content of the License Agreement on or prior to October 1, 1994, either party may declare the Development Agreement cancelled. In the event the Development Agreement is cancelled pursuant to this letter, the $250,000 development/license fee (the "Development Fee") deposited by Carrols upon execution of the Development Agreement shall be immediately refunded to Carrols. Upon the finalization of the form of License Agreement, it shall become an exhibit of and attached to the Development Agreement.

     2. The effectiveness of the Development Agreement is no longer conditioned upon Carrols having obtained the written consent of its senior lender, Heller Financial, Inc., to enter into the Development Agreement.


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T.C. Management, Inc.
September 8, 1994


     3. The parties further agree that no press release or other public announcement regarding the Development Agreement or the transactions contemplated therein may be made by one party without the written consent of the other. Each party agrees to forward any proposed press release or public announcement to the other party for review and comment prior to its being released to the public.

     4. The "Commencement Date" set forth in Article II of the Development Agreement is changed to September
          1, 1994.

     Please indicate your acceptance and approval to the terms of this agreement by executing in the space provided below.

Very truly yours,

CARROLS CORPORATION



BY:


ACCEPTED AND AGREED TO

TACO CABANA, INC.

BY:

T.C. MANAGEMENT, INC.

BY:


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